of
                               SUPREME HOSPITALITY

                            (Formerly Richwood, Inc.)
                           (Formerly Grubstake, Inc.)


THE UNDERSIGNED, of the age of twenty-one or over, for the purpose of forming a corporation pursuant to Nevada revised statutes, Section 78.030 through 78.03 5 do hereby execute the following Certificate of Incorporation:

         FIRST: The name of the Corporation is: SUPREME HOSPITALITY (Formerly RICHWOOD, INC.) (Formerly GRUBSTAKE, INC.)

         SECOND: This Corporation is to issue shares with no par value per share. The total number of shares that may be issued by the Corporation is 25,000.

         THIRD: The Corporation may vest authority in the Board of Directors to fix and determine if the Corporation is to issue more than one or any class of stock, as provided by NRS 78.195.

         FOURTH: The number of Directors constituting the initial Board of Directors shall be 1 and the names and addresses of the Directors are as follows:

NAME                              ADDRESS
Anne Angell      3020 West Charleston Boulevard, Las Vegas, NV 89102

         FIFTH: The capital stock shall not be subject to assessment to pay the debts of the Corporation and no stock issued as fully paid-up shall ever be assessable or assessed.

         SIXTH:  The names and addresses of the Incorporators are as follows:

NAME                              ADDRESS

Anne Angell      3020 West Charleston Boulevard, Las Vegas, NV 89102


         SEVENTH: The duration of the Corporation shall be for a term of unlimited year.

         EIGHTH: The directors or officers of the Corporation, Frances Brush Ruggieri are to have eliminated personal liability for damages for breach of fiduciary duty as directors or officers except acts or omissions which involves:

a) intentional misconduct, fraud of a knowing violation of law or

b) the payment of dividends in violation of NRS 78.300.

         NINTH: The address and name of the resident agent is:

NAME                                  ADDRESS
Nevada Legal Forms     3020 West Charleston Blvd.
                       Las Vegas Nevada, 89102

         TENTH: The effective date of the Certificate of Incorporation shall be upon filing.


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


         ELEVENTH The purpose or purposes for which the Corporation is organized are:

To engage in any lawful act or activity for which corporations may be organized. To represent vendors, manufacturers, importers, sellers, dealers of any kind for the purpose of to sell, distribute, advertise, import, export their product to all trades in all territories in the world. To purchase, take, receive, subscribe for, or otherwise acquire, buy; sell, exchange, grow, produce, manufacture, process, market, export, import, handle, store, distribute, own, hold, vote, use, employ, sell, mortgage, store, distribute and otherwise deal in any and all articles of any of all different products, both at wholesale and retail, and acquire, construct, maintain, operate, buy, sell, lend, pledge, and deal in and with stores selling such goods, wares and merchandise. to acquire, construct, establish, maintain, operate or sell or dispose of any factories, plants, warehouses, machinery and equipment, markets, stores, depots and gathering and delivery routes and systems for such purpose in any state of the United States of America or the District of Columbia or any foreign country

To engage in the business of bottling all foods, liquids, liquors, beverages, and fluids that may legally be possessed, bottled and sold, to sell and distribute such food and drinks when bottled; to purchase or manufacture such food, liquors, or both; to manufacture, buy, sell, import, and export, such bottled foods, liquids, and liquors and the bottles in which they are contained as well as the case necessary to hold such bottles in distribution

To generally deal in any and all articles of food, food products, household products, groceries, dairy products, wines, liquors, beverages of all kind, meat and meat products, vegetables and vegetable products, provisions, produce, poultry, fish, game, and food supplies of all kind, both at wholesale and retail, and any other articles

To manufacture, process, purchase, sell, and generally trade and deal in and with goods, commodities, wares, and merchandise of every kind, nature and description; to produce, raise, grow, process, and deal in and with any product of every nature, whether products of plants, animals or trees; to produce, raise, catch, cake, process, and deal in and with fish, sea foods, and maritime products of every nature; to produce, raise, grow, cut, process, and deal in and with timber and forest products of every nature; to extract, mine for, process, and deal in and with mineral products of every nature; to own, operate and carry on a transportation business as a private, contract, or common carrier by any means of transportation whatsoever; to engage and participate in any mercantile, manufacturing, industrial, trading, agricultural, fishing, lumbering, maritime, mining, oil mining, or mineral extractive, or transportation. Business of any kind or character whatsoever; to build, equip, and operate any buildings, apartment houses, structures, condominiums, factories, warehouses, or facilities, either for its own use and occupancy or for renting, leasing, letting, and operating to others; and to do any and every act or acts, thing or things necessary or incident to, growing out of, or connected with the usual conduct of such businesses, or any of them, or of any part of parts thereof, for the accomplishment of arty of such purposes.

         Primarily to purchase, own, and hold the stock of other corporations, and to do every act and thing covered generally by the domination "holding corporation," and especially to direct the operations of their corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell exchange, assign, transfer, create security interests in, pledge or otherwise dispose of shares or voting trust certificates, for shares of the capital stock or any bonds, notes, securities, or evidences of indebtedness, created by state or district or country, nation, or government and also bonds or evidences or indebtedness of the United States or of any state, district, territory, dependency or country or nation, or government and also bonds or evidences or indebtedness of the United States of any state, district, territory, dependency or country or subdivision or municipality thereof to issue in exchange therefore shares of the capital stock, bonds, notes, or other obligations of the Corporation and while the owner thereof to exercise all the rights, powers, and privileges of ownership including the right to vote on any shares of stock or voting trust certificates so owned; to promote. lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of


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

indebtedness, contracts, or other obligations, of and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates, or other securities or evidences of indebtedness shall by or for this corporation, or in which, or in the welfare of which, this Corporation shall stave any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other securities of evidences of indebtedness or the property of this Corporation.

         To erect, construct, establish, purchase, lease, and otherwise acquire, and to hold, use, equip, outfit, supply, service, maintain, operate, sell, and otherwise dispose of, restaurants, inns, taverns, cafes, cafeterias, grills, automats, buffets, diners, delicatessens, lunch rooms, coffee shops, luncheonettes, ice cream parlors, milk bars, candy stores, soda fountains, bakeries, kitchens, bars, saloons, cocktail lounges, banquet halls, catering establishments, concessions, and other eating and drinking places and establishments of every kind and description, and checkrooms, newsstands, and cigar, cigarette, arid tobacco stands and stores, and generally to conduct the business of restauranteurs, caterers, innkeepers, tobacconists, balers, butchers, cooks, concessionaires, and purveyors, suppliers, preparers, servers, and dispensers of food and drink, and to engage in all activities to render all services, and to buy, sell, use, handle, and deal in all fixtures, machinery, apparatus, equipment, accessories, tools, materials, products, and merchandise incidental or related thereto, or of use therein.

         To manufacture, produce, treat, purchase, and otherwise acquire, cook, bake, and otherwise prepare, can, bottle, and otherwise package, and exchange, distribute, sell and otherwise dispose of, handle, market, store, import, export, drat and trade in and with confections, extracts, syrups, food, and food products of every kind and description, coffee, tea, cocoa, wines, liquors, ale, beer, sodas; and other drinks and beverages of every kind and description, ice cubes, crushed and block ice, cigars, cigarettes, tobacco, and smoking supplies; and products, books, newspapers, magazines, and other publications, and all similar, kindred, and allied articles, products and merchandise.

         To acquire, by purchase, take, receive, lease, own, hold, improve, use, exchange, or otherwise, all or any part of or any interest in, the properties, assets, business, and goodwill of any one or more persons, firms, associations. or corporations, heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of this state; to pay fur the same in cash, property, or its own To !end money and use its credit to assist its employees. To lend money for its corporate purposes, invest and reinvest its fund, and take and hold real and personal property as security for the payment of funds so loaned or invested.

         To carry on its operations and conduct business in any state, in the District of Columbia, and in any territory, dependency, or possession of the United States, and in any foreign country

         To act for itself or others and represent others in the development, promotion, exploitation, and marketing of new devices and ideas with respect to any merchantable product and for such purpose to engage in any advertising, circularization, and all other lawful means of public education adopted to that end.

         To purchase, hold, cancel, reissue, sell, exchange, transfer, or otherwise deaf in its own shares from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the Corporation shall determine; provided that this Corporation shall determine; provided that this Corporation shall not use its funds or property for the purchase of its own shares when such use would cause any impairment of its capital, except to the extent permitted by law, and provided further that shares of the Corporation belonging to it shall not be voted upon directly or indirect. To invest and deal with the funds of this Corporation in any manner, and to acquire by purchase or otherwise the stocks, bonds, notes, debentures, and other securities and obligations of any government, state, municipality, corporation, association, or


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

partnership, domestic or foreign and; while owner of any such securities or obligations, to exercise all the right to vote thereon for any and all purposes.

         To sue and be sued, complain and defend, in its Corporate name.

         Nothing contained in this Certificate of incorporation shall be deemed to authorize or permit this Corporation to carry on any business, or to exercise any power, or to do any act which a corporation formed under the Business Corporation law of this State may not at the time lawfully carry on or do.

         To borrow money at such rates of interest as the Corporation may determine and contract debts; to make, issue, and dispose of bonds, debentures, issue and dispose of notes and other obligations, secured or unsecured; and to make arty lawful contract of guaranty, surety-ship or of any kind whatsoever, in connection with, or in aid of, any corporation or other organizations any of whose securities this Corporation owns or in which this Corporation has an interest; to secure contracts, obligations, and liabilities of any thereof, in whole or in part, by mortgagee, deed of trust, creation of security interests in, pledge, or other lien, upon any or all of the property of this Corporation wheresoever situated, acquired or to be acquired

         To pay pensions and establish pension plans, pension trusts, profit sharing plans, stock bonus plans and other incentive plans for any or all of its directors, officers, and employees. To be a promoter, partner, member/associate, or manager of any partnership, joint venture, trust or other enterprise.

         To have and exercise all powers necessary or convenient to effect its purposes.

         To elect or appoint officers and agents of the corporation and define their duties and fix their compensation To organize or cause to be organized under the laws of any state of the United States, or of the District of Columbia, or of any territory, dependency or possession of the United States, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting, or carrying on any and all of the objects or purposes for which this Corporation is organized, and to dissolve, wind up, and liquidate, merger or consolidate and such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated

         Nothing contained in this Certificate of Incorporation shall be deemed to authorize or permit, this corporation to carry on any business, or to exercise any power, or to do any act which a corporation formed under the Corporation Laws of this State may not at the time carry on or lawfully do.



                                INCORPORATOR PAGE

         TWELFTH: 111270 A Corporate notary acknowledgment as follows Name and address of each of the incorporators signing the articles

NAME                                ADDRESS

Anne Angell           3020 West Charleston Boulevard, Las Vegas, NV 89102


         IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Incorporation this 30th day of October, 1997.


--------------------

Signature of Incorporator

         On this 30th day of October, 1997, personally appeared, fired before me, a Notary Public, Anne Angell, who acknowledged to me that she executed the foregoing Articles of Incorporation of GRUBSTAKE, INC.

                                Notary Signature

                                  NOTARY PUBLIC

                                 STATE OF NEVADA

                                  County Clerk

                                  Eleanor June Engebretson

NOV 10 1997


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



                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                    BY RESIDENT AGENT FOR SERVICE OF PROCESS

IN THE MATTER OF SUPREME HOSPITALITY

         I, Nevada Legal Forms, Inc., hereby certify that on the 30th day of October, 1997, 1 accepted the appointment as Resident Agent for Service of Process.

         FURTHERMORE, that the office for the agent of service of process in this state is located at 3020 West Charleston Boulevard, City of Las Vegas County of Clark State of Nevada, Zip Code 89102

         IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of October 1997.




/s/ Dean Heller
    -----------
    Dean Heller


Secretary of State
STATE OF NEVADA










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



ARTICLES OF INCORPORATION
 STATE OF NEVADA
Secretary of State
Filed November 10, 1997

Name of Corporation:  Supreme Hospitality (Formerly Richwood, Inc.)
                                          (Formerly Grubstake, Inc.)

Resident Agent:  Nevada Legal Forms & Books, Inc.
                 3020 West Charleston Blvd.
                 Las Vegas, NV., 89102

Number of Shares the corporation is authorized to issue:

50,000,000 Common
 1,000,000 Preferred

Governing Board shall be styled as Directors.
Board of Directors shall consist of 1 member, Larry W. Lang.

Signature of Incorporators: The names and address of each Incorporator signing the articles:

/s/ Larry W. Lang
-----------------------
41919 Skywood Drive
Temecula, CA 92591-1877






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